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                                                                  Exhibit (15)




              Investment Services for Education Associations Trust

                                    THE PLAN


                                  July 1, 1997



         This Plan (the "Plan") has been adopted by the Board of Trustees of Investment Services for Education Associations Trust (the "Company") in conformance with Rule 12b-1 under the Investment Company Act of 1940 (the "Act").



         Section 1. Payments. The Company may compensate organizations ("Organizations") for, including without limitation for: (a) license of its logos in informational materials prepared regarding the Fund; (b) conferring with, advising and providing the Company and the Company's Adviser, Administrator, Distributor and their affiliates (collectively, the "Service Providers"), information about the members of or persons associated with the Organization and others who are eligible to invest in the Investment Services for Education Associations Money Market Fund (the "Fund") in order to assist the Company's Adviser, Administrator and their affiliates in providing services to the Fund and its shareholders; (c) scheduling and announcing through its publications, informational meetings and seminars at which representatives of Service Providers, who are licensed as securities salesmen, will discuss the Fund and related matters; (d) conferring with Service Providers as to local facilities to be used in connection with the administration and operation of the Fund; (e) assisting in the preparation and dissemination of information with respect to the existence of the Fund; (f) allowing the use of its publications to give information on how to obtain materials concerning the Fund; (g) conferring with the Service Providers regarding coordination of efforts and the resolution of operational difficulties that may arise between the Fund and persons that are or may become shareholders in the Fund; (h) providing the Company's Distributor with mailing lists of potential investors in the Fund; and
(i) retaining industry associations and others to assist the Organization in providing the functions required under the Agreement. Payments by the Company under the Plan will be calculated daily and paid monthly at a rate of up to:
 .02% of the average daily net asset value of shares ("Shares") of the Fund; and .05% of the average daily net asset value of Shares owned of record or beneficially by members or persons associated with the Organizations. Such fee may be allocated among the specific functions described in (a)-(i) above. For purposes of determining the compensation payable under the Plan, the net asset value of the outstanding Shares shall be computed in the manner specified in the Company's then current prospectus and statement of additional information for the Shares.

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     Section 2. Payments Under the Plan. Payments to an Organization under
Section 1 of the Plan will be to compensate the Organizations for functions provided.


         Section 3. Reports of Distributor. So long as the Plan is in effect, the Company's Distributor shall provide to the Company's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

         Section 4. Approval of Plan. The Plan will become effective immediately, as to the Shares, upon its approval by (a) a majority of the outstanding Shares, and (b) a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan, pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

         Section 5. Continuance of Plan. The Plan shall continue in effect for so long as its continuance is specifically approved at least annually by the Company's Board of Trustees in the manner described in Section 4.

         Section 6. Amendments. The Plan may be amended at any time by the Board of Trustees provided that (a) any amendment to increase materially the costs which the Shares may bear for distribution pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding Shares, and (b) any material amendments of the terms of the Plan shall become effective only upon approval as provided in paragraph 4(b) hereof.

         Section 7. Termination. The Plan is terminable, as to any class of shares, without penalty at any time by (a) a vote of a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan, or (b) a vote of a majority of the outstanding Shares of such class.

         Section 8. Selection/Nomination of Trustees. While this Plan is in effect, the selection and nomination of those Trustees who are not "interested persons" (as defined in the Act) of the Company shall be committed to the discretion of such non-interested Trustees.

         Section 9. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way


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define or delimit any of the provisions hereof or otherwise affect their construction or effect.




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--------------------------------------------------------------------------------


                   -----------------------------------------


                                    AGREEMENT


                                     Between

                        INVESTMENT SERVICES FOR EDUCATION
                               ASSOCIATIONS TRUST

                                       and

                        ---------------------------------

                           ---------------------------

                                         , 1997
                                ---------
                   -----------------------------------------
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                                   AGREEMENT


         This Agreement, executed on _______, 1997, is made by and between Investment Services for Education Associations Trust (the "Trust") and _____________ (the "Organization"):



                                    RECITALS


         The Trust is registered with the Securities and Exchange Commission as an open-end, diversified investment company under the Investment Company Act of 1940 and the shares ("Shares") of the Trust's Investment Services for Education Associations Money Market Fund (the "Fund") are in the process of being registered under the Securities Act of 1933;

         The Trust desires to avail itself of the experience and assistance of the Organization.

NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1

                          APPOINTMENT, DUTIES AND FEES

         1.1 APPOINTMENT. The Trust hereby retains the Organization on the terms and for the period set forth in this Agreement, and the Organization hereby accepts such appointment and agrees to the terms of this Agreement.


         1.2      Functions.  The Organization shall:


                  (a) License the use of its logos in informational materials prepared regarding the Fund;


                  (b) Confer with, advise and provide the Trust, the Trust's Adviser and its affiliates (collectively, the "Service Providers"), information about the members of the Organization and others who are eligible to invest in the Fund in order to assist the Trust's Adviser, Administrator and its affiliates in providing services to the Fund and its shareholders;

                  (c) Schedule and announce through its publications, informational meetings and seminars at which representatives of the Trust's Distributor, who are licensed as securities salesmen, will discuss the Fund and related matters;
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                  (d) Confer with the Trust's Adviser and Administrator as to local facilities to be used in connection with the administration and operation of the Fund;

                  (e) Assist in the preparation and dissemination of information with respect to the existence of the Fund;

                  (f) Allow the use of its publications to give information on how to obtain materials concerning the Fund;

                  (g) Confer with the Fund and the Trust's Adviser and Administrator regarding coordination of efforts and the resolution of operational difficulties that may arise between the Fund and persons that are or may become shareholders in the Fund;


                  (h) Provide the Trust's Distributor with mailing lists of potential shareholders in the Fund; and


                  (i) Retain education industry associations and others to assist the Organization in fulfilling its obligations under this Agreement.


         1.3 LIMITATIONS ON ACTIONS OF THE ORGANIZATION. The Organization understands that neither it nor any other person whom it may retain as provided in Section 1.2(i) shall have any discretion to accept or reject the application of any person to become a shareholder in the Fund. It will forward all requests for information regarding the Fund received by it directly to the Trust's Administrator for appropriate action. The Organization further understands and agrees that neither it nor any person it retains as a consultant as provided in
Section 1.2(i) will:

                  (a) Accept application or registration forms from persons seeking to become shareholders by buying Shares of the Fund;

                  (b) Accept any cash, checks, wire transfers, or other forms of payment from any person that may be remitted for the purchase of Shares in the Fund;

                  (c) Deliver any Prospectus, Statement of Additional Information or other informational or advertising document prepared in connection with the offering of Shares by the Fund to any person or potential participant in the Fund;

                  (d) Engage in the offer or sale of Shares of the Fund; or

                  (e) Permit its employees and agents, or the employees and agents of any other person retained pursuant to Section 1.2(i), to engage in,


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and shall take reasonable action to prevent such employees and agents from engaging in, the activities described in this Section 1.3.


         1.4 FEES. The Trust agrees to pay to the Organization for its services hereunder as consultant a fee, which shall be calculated daily, and payable monthly in an amount equal to ___% of the average daily net asset value of Shares and ___% of the average daily net asset value of Shares owned of record or beneficially by members of the Organization.* For purposes of determining the fees payable hereunder, the average daily net asset value of the Shares shall be computed in the manner specified in the Trust's Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of the Shares involved for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by the Trust, in its sole discretion, at any time upon notice to the Organization. Further, the Trust may, in its discretion and without notice, suspend or withdraw the sale of Shares, including without limitation the sale of Shares for the account of any member of the Organization.



         The Organization may, in its discretion, assign and pay, or direct the Trust to pay, to any person retained as permitted by Section 1.2(i) a portion of the fees payable under this Section 1.4, and the Trust agrees that it will pay such portion of the fees as may be directed in writing by the Organization.



                                    ARTICLE 2
                             LIMITATION OF LIABILITY



         The Organization shall not be liable for any error in judgement or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence, on its part in the performance of its duties under this Agreement; provided, the foregoing shall not limit the Organization's liability with respect to any breaches by it of this Agreement. The Organization shall not be liable for the payment of any of the administrative costs of the Fund.


                                    ARTICLE 3
                            DURATION AND TERMINATION


         3.1 DURATION OF AGREEMENT. This Agreement shall become effective immediately upon approval by a majority of the outstanding shares of the Fund and by a majority of the members of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" of any such party (as that term is used in the Investment Company Act of 1940, as amended (the "1940 Act")), cast in person at a meeting of the Board of Trustees called for the purpose of voting on the approval of this Agreement. This Agreement shall remain in effect until June 30, 1998 and shall continue from year to year thereafter, but



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*Such fee may be allocated among the specific functions in Section 1.2.


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only so long as such continuance is approved at least annually either by the vote of a majority of the Board of Trustees consisting of members who are not parties to this Agreement or "interested persons" of any such party (as that term is used in the 1940 Act) or by vote of a majority of the outstanding shares of the Fund.


         If the Organization ceases to act as a consultant under this Agreement, the Trust agrees that, at the Organization's request, it will take all necessary steps to discontinue use of any logo of the Organization's or other indication of the Organization support of the Fund.



                                    ARTICLE 4
                                  MISCELLANEOUS



         4.1 REPRESENTATIONS. Neither the Organization nor any of the Organization's officers, employees or agents are authorized to make any representations concerning the Trust or the Shares except those contained in the Trust's applicable prospectus and statements of additional information for the Shares, copies of which will be supplied to you by the Trust, or in such supplemental literature or advertising as may be authorized by the Trust in writing.




         4.2 INDEPENDENT CONTRACTOR. For all purposes of this Agreement the Organization will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust in any matter or in any respect.




         4.3 REPORTS. The Organization shall furnish the Trust, its Distributor or their designees with such information as it or they may reasonably request (including, without limitation, periodic certifications confirming the provision of the functions described herein), and will otherwise cooperate with the Trust, its Distributor and their designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filings that may be required by law.




         4.4 OTHER AGREEMENTS. The Trust may enter into other similar Agreements with any other person or persons without the Organization's consent.




         4.5 RULE 12b-1. The Organization represents, warrants and agrees that this Agreement has been entered into pursuant to Rule 12b-1 under the 1940 Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.



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         4.6 CAPTIONS. The captions in this Agreement are included for convenience of reference only and shall in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.


         4.7 SEVERABILITY. If any provision of this Agreement shall be held invalid under any applicable statute or regulation or by a decision of a court of competent jurisdiction, such invalidity shall not affect any provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.


         4.8 NOTICES. Notices or consent of any kind required or permitted under this Agreement shall be in writing and shall be deemed duly delivered if delivered in person or if mailed by certified mail, return receipt requested, postage paid, to the appropriate party as follows:

                  a. If to the Trust:


                  c/o Ambac Cadre Financial Services, Inc.

                  905 Marconi Avenue,
                  Ronknokoma, Ny 11779-7255
                  Attn: William M. Sullivan, Esq.

                  with a copy to;
                  Michael P. Malloy
                  Drinker Biddle & Reath LLP
                  Philadelphia National Bank Building
                  1345 Chestnut Street
                  Philadelphia, PA  19107-3496




              b. If to the Organization:

                  _______________________
                  _______________________
                  _______________________
                  _______________________


or at such other address as shall be specified by either party by notice given in the manner required by this Section 4.8.



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         4.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.


         4.10 APPLICABLE LAW. This Agreement shall be deemed to have been executed in the State of Delaware and the substantive laws of the State of Delaware shall govern the construction of this Agreement and the rights and remedies of the respective parties hereto.


         4.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.


                                    INVESTMENT SERVICES FOR EDUCATION
                                    ASSOCIATIONS TRUST


                                    By _________________________________
                                       Its _____________________________



                                    By _________________________________
                                       Its _____________________________





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